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                                                                   EXHIBIT 10.47

       Amendment No. 1 to First Amended and Restated Employment Agreement

         This Amendment No. 1 (this "Amendment"), dated as of September 1, 2003 amends that certain First Amended and Restated Employment Agreement dated as of January 7, 2002 (the "Agreement") by and between William E. McGlashan, Jr. ("Executive") and Critical Path, Inc. (the "Company"). All capitalized terms used herein and not defined shall have the meanings assigned to them in the Agreement.

                                    RECITALS

     1. Executive desires to voluntarily reduce his base salary to $300,000 per annum.

     2. The Compensation Committee of the Board of Directors of the Company have determined that it is in the best interests of the Company to accept Executive's voluntary salary reduction and to amend the Agreement to reflect the terms of such reduction as stated herein.

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agrees as follows:

1. Section 4 of the Agreement is hereby amended to provide that Executive's base salary shall henceforth be $300,000 per annum.

2. Such salary reduction shall be effective until such time as (i) the Company is EBITDA profitable or (ii) has secured additional working capital funding proceeds of at least $15,000,000 through an asset sale, an equity-based financing (including convertible debt), or a combination thereof. Upon the occurrence of any such event, Executive's base salary shall revert to the amount in effect immediately prior to this reduction ($405,000).

3. Notwithstanding anything set forth to the contrary in the Change of Control Severance Agreement dated as of May 29, 2003 between the Company and Executive, it is understood and agreed that the Executive's annual base salary referred to in Section 4(a)(1) of such agreement shall be deemed to be $405,000 for purposes of such Section.

4. This Amendment and the Agreement constitute the entire understanding between the parties with respect to the subject matter contained herein. Except as modified herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Amendment as of the Effective Date.

                                            CRITICAL PATH, INC.

 /s/ William E. McGlashan, Jr.               /s/ Michael J. Zukerman
------------------------------------        -----------------------------------
William E. McGlashan, Jr.                   Name: Michael Zukerman
                                            Title: SVP